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                                                                   EXHIBIT 10.16


                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT (the "Agreement") is made effective as of the 1st day of August, 2003 by and between Vascular Sciences Corporation, a Delaware corporation, with an office, located at 5280 Solar Drive, Mississauga, Ontario, Canada L4W 5M8 (the "Company"), and Irving Siegel (the "Employee").

                              W I T N E S S E T H:

      WHEREAS, the Employee is currently under contract with the Company and desires to obtain full time employment upon the terms and conditions set forth herein;

      WHEREAS, the Company wishes to continue to employ the Employee upon such terms and conditions; and

      WHEREAS, the Employee has received and will be given access by the Company to its Trade Secrets, confidential business and professional information;

      NOW, THEREFORE, for the consideration given and received herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee and the Company hereby agree as follows:

      1. Recitals Incorporated. The foregoing recitals and any referenced Exhibits are specifically incorporated in their entirety herein and made a part hereof.

      2.    Definitions.

            "Bonus Criteria" has the meaning attributed thereto in Section 6(d) hereof;

            "Change of Control" means the occurrence of a transaction or a series of transactions as a result of which the Company becomes controlled by a person or persons other than TLC Vision Corporation ("TLC"), Diamed Medizintechnik GmbH ("Diamed") and any of their respective affiliates; for the purpose of the foregoing, the Company is controlled by a person or persons other than TLC and Diamed if TLC and Diamed, together, no longer own or exercise voting control, directly or indirectly (including voting control given under a shareholder's agreement or under a voting trust agreement that provides that voting securities be voted as directed by an executive of TLC or Diamed or at the direction of the Board of Directors of the Company if, at such time, the majority of the Board of Directors of the Company consists of nominees of TLC and Diamed), over securities carrying more than 50% of the voting rights, on a fully- diluted basis, ordinarily exercisable at meetings of shareholders of the Company, such rights being sufficient to elect a majority of the directors of the Company;

            "Inventions" shall mean discoveries, concepts, innovations and ideas, (regardless of whether they are ever awarded letters patent, trademark, copyright or are ever determined to be eligible for the issuance of such award(s), made developed or conceived by the Employee, whether solely or jointly, which specifically relate(s) to the Company's Rheopheresis business, including but not limited to confidential information

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and related devices, products, services, data, processes, methods, treatments, therapies, materials, formulae, statistics, strategies and techniques, as well as improvements thereof or know-how related thereto, concerning, related to, based upon or arising from any past, present or known prospective activities of the Related Companies or activities of the employee at the Related Companies and anything else previously unknown (whether in whole or in part) which provides the Related Companies with a competitive advantage;

            "Non-Competition Period" shall mean that period of time commencing upon the date of execution of this Agreement by Employee and continuing during his employment with the Related Companies, and for no less than one (1) year following termination of his employment with the Company (regardless of the circumstances of termination);

            "Related Companies" shall mean the Company, RHEO Clinic Inc. and Occulogix L.P.;

            "Trade Secret" shall mean information, including a formula, a pattern, compilation, program, device, method, treatment, therapy, material or process that: (a) derives independent economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and
(b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

      3. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and conditions stated herein.

      4. Term. The term of employment under this Agreement shall commence on August 1, 2003 and shall continue indefinitely until terminated in accordance with the provisions of termination as hereafter provided in this Agreement.

      5. Duties. The Employee is engaged to serve as President of the Company, and shall have such other duties as may from time to time be reasonably assigned to him by the Board of Directors of the Company. During the term hereof, the Employee shall devote the necessary time, energy and attention required to fulfill his duties and responsibilities hereunder. Nothing herein shall preclude the Employee from being involved directly or indirectly with any other business or profession as long as his involvement in the opinion of the Company in such other business or profession does not interfere or conflict with the execution of his duties hereunder. The Company acknowledges that the Employee, in connection with a consulting agreement dated January 8, 2003 between Quest Clinical Trials Inc. ("Quest"), Rheo Clinic, Inc. and the Employee, as amended and restated as of August 1, 2003, will be performing services for RHEO Clinic Inc. and Occulogix L.P. concurrently with the performance of his duties hereunder.

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      6.    Compensation.

            (a) The Company shall pay to the Employee as compensation for all services rendered by the Employee hereunder an annual base salary of CDN$150,000, subject to such deductions as may be agreed upon by the parties or required by law. The Board of Directors of the Company, or the Compensation Committee thereof, shall review the Employee's performance and base salary on an annual basis and may provide for such increase, if any, in the base salary as it may determine appropriate. This salary shall be paid in accordance with Company's customary payroll procedure.

            (b) The Company shall provide incentive compensation, stock options and vacation to the Employee in accordance with its plans, policies and procedures as may be in effect, which may be amended from time to time. The Company warrants that all such incentive compensation, stock options and vacation made available to the Employee shall be consistent with those offered and made available to other employees at the same or similar level as that of the Employee. The parties anticipate that one of such plans will be a stock option plan providing for the grant to employees of options to purchase the common stock of the Company, which plan the Company expects to implement before December 31, 2003.

            (c) The Company acknowledges that employee benefits are currently provided to the Employee by Quest and the Company agrees to reimburse Quest for the cost to Quest of providing such benefits. In the event that Quest no longer provides benefits to the Employee, the Company agrees to provide the Employee with employee benefits in accordance with its benefit plans, policies and procedures as may be in effect, which may be amended from time to time. The Company warrants that all such benefits made available to the Employee shall be consistent with those offered and made available to other employees at the same or similar level as that of the Employee. Notwithstanding the foregoing, in the event that Employee cannot participate in one or more of such plans by reason of the Employee's Canadian citizenship or residency, then the Company shall provide a reasonably equivalent cash reimbursement to permit the Employee to obtain such benefits on an individual basis, or on a group basis with other Canadian employees of the Company, to the extent reasonably available.

            (d) Subject to achieving objectives determined on an annual basis by the Board of Directors of the Company (the "Bonus Criteria") (the first set of Bonus Criteria being set out in Schedule A hereto), the Employee shall be entitled to an annual bonus of up to a maximum of 100% of Employee's annual base salary, which bonus shall be calculated based on the formula set out in the Bonus Criteria.

            (e) The Employee shall be reimbursed for all reasonable and usual out-of-pocket expenses incurred as the result of any and all business-related activities pursuant to this Agreement, all in accordance with a uniform policy established by the Board of Directors of the Company from time to time; provided, however, that reimbursement under this Section shall not be made until and unless the Employee has furnished the Company with an appropriate receipt or such other documents as may be

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reasonably required by the Company to substantiate the nature and amount of the expenses incurred by the Employee.

      7.    Termination of Agreement.

            (a) Termination For Cause. The Company may elect to impose disciplinary sanctions, up to and including termination of this Agreement without notice or payment in lieu of notice in the event:

                  (i) The Employee is convicted of a criminal or statutory offence substantially related to or adversely affecting the Employee's ability to perform hereunder in a safe, competent and ethical manner, where such cause is not prohibited by law;

                  (ii) Subject to applicable human rights legislation, the Company determines that the Employee has a substantial dependence on any addictive substance, including but not limited to, narcotic drugs or other controlled substances that is substantially related to or adversely affects the Employee's ability to perform hereunder in a safe, competent and ethical manner;

                  (iii) The Employee commits an act of fraud, or an unethical practice related to his obligations hereunder;

                  (iv) The Employee commits an act damaging to the reputation in the community of any Related Companies;

                  (v) The Employee presents, submits or prepares fraudulent or false claims, documents and/or records, including employment records and employment information;

                  (vi) The Employee willfully fails or refuses to comply with all policies, procedures, standards and regulations of any Related Company that are established from time to time, or willfully fails or refuses to substantially perform or observe all other covenants and conditions which are required to be performed and observed by the Employee under this Agreement.

            (b) Termination Without Cause. The Employee or the Company may voluntarily elect to terminate this Agreement without cause by delivering to the other party, at least sixty (60) days prior to the date upon which termination is desired, written notice of such intention to terminate; provided, however, that, if either party gives notice pursuant to this Section 7(b), the Company shall have the right to relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation), with compensation to the Employee payable to the date of termination.

            (c) Payment Upon Termination. If the employment of the Employee is terminated by the Employee or by the Company pursuant to the provisions of
Section 7(a), then the Company shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination and shall not

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be required to make any further or other payment to the Employee, except only to the extent required by applicable employment standards legislation. If the employment of the Employee is terminated by the Company pursuant to the provisions of Section 7(b), then the Company shall pay to the Employee:

                  (i) any compensation earned but not paid to the Employee prior to the effective date of such termination;

                  (ii)  severance pay equal to:

                        (A) 24 months' salary hereunder, if such termination occurs prior to August 1, 2005 and no Change of Control has occurred within six months preceding the date of termination;

                        (B) 30 months' salary hereunder, if such termination occurs prior to August 1, 2005 and a Change of Control has occurred within six months preceding the date of termination;

                        (C) 36 months' salary hereunder, if such termination occurs after July 31, 2005 but before August 1, 2008; and

                        (D) 48 months' salary hereunder, if such termination occurs after July 31, 2008;

                        in each case, payable in either equal monthly installments or in a lump sum payment at the discretion of the employee;

                  (iii) an amount representing the pro-rated portion, to the date of termination, of the total bonus that would otherwise be payable to the Employee based on an extrapolation of the Employee's performance to the date of termination with respect to the performance measurements identified in the Bonus Criteria over the entire measurement period contemplated in the Bonus Criteria.

            In either event, such payment(s) shall be in full and complete discharge of any and all liabilities or obligations of the Company to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement. Any amounts owing to the Employee under any retirement plans or other compensation arrangements, if any, with the Company shall be handled solely in accordance with the terms of such plans or arrangements and not by the terms of this Agreement.

            (d) Adjustment to Payment Upon Termination. If pursuant to Section 6(a) hereof, the Employee's base salary is increased, the Board of Directors of the Company, or the Compensation Committee thereof, may, in their complete discretion, reduce the number of months' salary payable pursuant to Section 7(c)(ii), provided, however, that at no time shall the amount of severance pay payable pursuant to Section 7(c)(ii) be less than the amount of severance that would have been payable based on an annual base salary of CDN$150,000.

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      8.    Interests of the Company. The Employee acknowledges and agrees that:

            (a) The Related Companies have, own or possess the right to certain legitimate business interests, Trade Secrets, professional information and confidential information; and

            (b) The Related Companies' possession, ownership and use of such legitimate business interests, Trade Secrets, professional and confidential information derives actual or potential independent economic value from not being generally known to, and not being readily ascertainable by proper means by other persons who could potentially obtain economic value from its disclosure or use; and

            (c) The Related Companies have taken and will continue to undertake substantial efforts that are commercially reasonable under the circumstances to maintain the secrecy of its present and future legitimate business interests, Trade Secrets and other professional and confidential information, and requires Employee to do the same; and

            (d) Companies or individuals or other entities that provide goods and services similar to those of the Related Companies derived from its access to its Trade Secrets gained from a current or former Employee of any of the Related Companies, without their express permission, license or franchise, regardless of geographic location, would cause irreparable harm and undue hardship, and would materially jeopardize the business of the Related Companies and materially jeopardize the ability of the Related Companies to attain their goals, thus reducing significantly their value should the Employee compete with any Related Company, or assist, induce or cause other persons to compete with any Related Company; and

           (e) The value of such harm would be substantial and unquantifiable. As such, Employee agrees that the violation of this covenant would cause irreparable harm to the Related Companies.

      9. Covenant not to Compete. Recognizing that the business and success of each Related Company is predicated upon the existence and preservation of its legitimate business interests, Trade Secrets and other professional and confidential information, the Employee covenants and agrees that during the Non-Competition Period, in the geographic area for which the Related Company has distribution rights for the products and services that it offers, he will not, directly or indirectly (through one or more intermediaries), whether individually, or as an officer, director, agent, shareholder, partner, joint venturer, investor, consultant or otherwise, compete, induce or cause others to compete, induce or attempt to compete, in whole or in part with, or assist any individual, company, business enterprise or other entity in competing or intending or attempting to compete in whole or in part with, the business then engaged in by the Related Company, or expressly contemplated to be undertaken by the Related Company.

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      10.   Secrecy. The Employee agrees that he shall not at any time disclose or cause the disclosure of any information relating to any Related Company obtained before or during the course of his employment, including any Related Company's Trade Secrets, and other professional and confidential information and shall maintain such as secret. Further, the Employee shall not, whether directly or indirectly use, or cause others to use, communicate, disclose or disseminate any information of a secret, proprietary, confidential or generally undisclosed nature relating to any Related Company, including, without limitation, its structure, its contacts, its products, processes and services, including information relating to testing, research, development, manufacturing, financial condition, statistics, marketing and selling, and the Employee shall strictly maintain the foregoing as secret.

      11. No Interference. The Employee agrees that he will not, whether for his own account or for the account of any other individual, partnership, firm, company or other business organization (other than a Related Company), directly or indirectly hire, employ, solicit, endeavor to entice away from any Related Company, or otherwise interfere with the relationship of any Related Company, with any person who is employed by or otherwise engaged to provide products to or perform services for the Company, nor will Employee directly or indirectly interfere with the business of any Related Company or its customers, suppliers, or other such persons or entities with which any Related Company transacts business for any purpose, which may result in or may be construed to result in having an adverse effect upon any Related Company's business activities, Trade Secrets or professional and confidential information of any Related Company.

      12.   Assignment of Inventions.

            (a) During his employment by the Company, all Inventions made by the Employee shall be the sole and exclusive property of the Company, and the Employee agrees to perform the provisions of this Section without the payment by the Company of any royalty or any consideration therefore whatsoever, other than the regular compensation paid to the Employee in his capacity as an Employee. The Company shall have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any Inventions, as well as improvements thereof or know-how related thereto, which are conceived or made by the Employee during the period he is engaged by the Company or with the use or assistance of the Company's facilities, materials or personnel.

            (b) The Employee will not assert any rights under any Inventions as having been made or acquired by him prior to his being employed by the Company or during the term of his employment if based on or otherwise related to the business, Trade Secrets or other professional or confidential information of the Company.

            (c) All Inventions based on or related to any Related Company's business, Trade Secrets, or other professional or confidential information, which the Employee makes, discovers or conceives, shall be the sole property of the Company. In the event that the Employee develops and/or conceives of an Invention, he shall

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notify the Company of such an Invention. At such time, the Employee shall apply, at the Company's request and expense, for any and all letters patent or copyrights domestic and/or foreign as the Company, in its sole discretion may desire, either in the Employee's name or otherwise as the Company shall desire and so designate.

            (d) The Employee hereby assigns to the Company or to any person or entity designated by the Company any and all of his rights to such Inventions, and to applications for Canadian and/or foreign letters patent, trade or other marks, or copyrights and to Canadian and/or foreign letters patent, trademarks or copyrights granted upon such Inventions. The Employee also agrees to promptly execute written assignments of all his rights in any and all modifications, continuations, continuations in part, divisions, extensions, and any and all other lineages of said patent(s) and/or copyright(s) and trademark(s) which relate to such Inventions to the Company, or its designee, and further agrees to sign and properly execute any and all such necessary and lawful papers as the Company requires, at the Company's sole discretion and expense, to carry out such assignments and for filing and prosecuting domestic and/or foreign patent, copyright and/or trademark applications. The Employee also agrees to perform such further acts, which may be required to carry out the intent of this Agreement.

            (e) Any and all developments or inventions made outside of the scope, direction, influence or intent of the definition of Inventions made herein, shall remain the sole and exclusive property of the Employee, except that the Company shall have "shop rights" for the royalty-free use of any and all such inventions developed independently by Employee.

            (f) The Employee shall acknowledge and deliver promptly to the Company or to any person or entity designated by the Company without charge to the Company but at its expense such written instruments (including applications and assignments) and do such other acts, such as giving testimony, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce any and all Canadian and/or foreign letters patent, trademark(s) and copyright(s) relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee. The Employee acknowledges and agrees that any copyright developed or conceived of by the Employee during the term of Employee's engagement which is related to the business of the Company shall be a "work for hire" under the copyright laws of the United States and other applicable jurisdictions.

      13. Existing Inventions. The Company expressly disclaims any beneficial interest in or ownership of any and all inventions or Inventions previously developed by the Employee so long as all such inventions and Inventions are delineated and identified as a matter of record by the Employee on Exhibit "A" attached hereto. The Employee hereby warrants that all inventions or improvements which have been made or conceived or first reduced to practice by the Employee alone or jointly with others, which he desires to remove from the scope of this Agreement are listed on Exhibit "A," and the Employee represents that such list is complete. If there is no such list on

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Exhibit "A," the Employee represents that he has made no inventions and/or improvements at the time of the signing of this Agreement.

      14. No Violation, The Employee represents warrants and agrees that his execution of and performance of all the terms of this Agreement does not and will not breach any agreement or duty to which he is subject at the time of execution of this Agreement. The Employee agrees not to enter into any written or oral agreement in conflict herewith and represents and agrees that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company any materials or documents of a former company which are not generally available to the public.

      15. Indemnification. The Company will indemnify and hold harmless the Employee in respect of liability, damage, cost or expense, including reasonable legal fees incurred in connection with the defenses of any claim, action, suit or proceeding to which the Employee is a party, or threat thereof, by reason of being an employee of the Company, to the extent permitted by the Business Corporations Act (Ontario). Notwithstanding the forgoing, the Company will not indemnify and hold harmless the Employee from any act or omission arising out of
(i) the fraudulent conduct of the Employee, or (ii) any other act or omission of the Employee committed outside of the scope of the Employee's duties.

      16. Travel Visa. The Company shall arrange for requisite visa for the Employee to travel to the US from Canada for travel by the Employee for the business of the Company.

      17. Tax Preparation Assistance. The Company agrees to provide sufficient resources and assistance to the Employee to enable the Employee to properly file Canadian personal tax and other tax returns as may be required to be filed by the Employee.

      18. Mediation. If at any time during the currency of this Agreement, or after the termination hereof, any dispute, difference or question shall arise, or any failure to agree, shall occur among the parties hereto respecting this Agreement or anything herein contained, the parties agree that they will endeavour to settle any dispute, difference or question, which they are unable to settle through direct negotiations or through negotiations by their solicitors, by mediation before resorting to arbitration as set out below.

      Either party may request mediation and the parties shall within fifteen
(15) days of such request, concurrently select a mediator. In the event the parties neglect or refuse or are unable to agree upon a single mediator, then either party to the dispute may apply to a judge of the Superior Court of Justice at Toronto to appoint such single mediator. The parties shall participate in good faith in a mediation and any related negotiations for a period of sixty days following the date of the appointment of the mediator in accordance with procedures adopted by the mediator. The parties will bear the costs of the mediation equally or as subsequently agreed at or after the mediation.

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All conduct, opinions and statements made in the course of the mediation shall be kept confidential. No party shall call the mediator as a witness for any purpose in any arbitration or judicial proceeding nor shall any party seek access to any documents prepared for or delivered to the mediator or any notes or records of the mediator in any arbitration or judicial proceeding. Evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its presentation or use in the mediation.

      19. Arbitration. If the parties fail to resolve their differences by negotiation or mediation, the Company and the Employee agree that any dispute or difference or question arising out of, in relation to or in connection with this Agreement, or the making, interpretation, construction, performance or breach thereof, shall be referred to a single arbitrator to be appointed by the parties to the dispute within fifteen (15) days of such referral or, if the parties to the dispute neglect or refuse or are unable to agree upon a single arbitrator, then either party to the dispute may apply to a Judge of the Superior Court of Justice at Toronto to appoint such single arbitrator. The arbitrator may grant injunctive or other relief in such dispute or controversy. The decision of the Arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any Court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award punitive or exemplary damages against any party. In the event that the prevailing party in any arbitration proceeding is the Employee, the costs of the arbitration, including administrative and arbitrator's, legal and expert witness fees of both parties shall be borne by the Company on a substantial indemnity basis as that term is defined by the Rules of Civil Procedure. In the event that the prevailing party in any arbitration proceeding is the Company, administrative and arbitrators fees shall be shared equally by the parties and each party shall be responsible for their respective legal, expert witness and other fees. The arbitration shall be regarded as a reference under and shall be proceeded with pursuant to the provisions of the Arbitration Act, 1991 (Ontario).

      20. Successors and Assigns. This Agreement shall be binding upon the Employee, his heirs, executors and administrators; provided, however, the Employee shall not have the right to assign this Agreement.

      21. Prior Agreements. If the Employee currently has a written or other Employment Agreement with the Company, then this Agreement supersedes and replaces the provisions of such Agreement.

      22. Severability. Wherever there is any conflict between any provision of this Agreement (or part thereof), and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any provision of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect.

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Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect.

      23. Choice of Law, Choice of Forum. This Agreement shall be governed and construed exclusively by laws of the Province of Ontario, except for any law, rule or principle which might require application of the substantive law of another jurisdiction. Exclusive venue shall lie with the provincial or federal courts of competent jurisdiction in Ontario, Canada.

      24. Entire Agreement; Amendment and Waiver. This Agreement and the Exhibits attached hereto, constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements or understandings with respect to the subject matter hereof among the parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived only with the written consent of each of the parties hereto. Any such wavier does not imply or express that any other similar or dissimilar wavier shall be granted or agreed to by the Company.

      25. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

      26. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                   Vascular Sciences Corporation

                                   By: /s/ Elias Vamvakas
                                       ------------------
                                       ELIAS VAMVAKAS

/s/ Bill Dumencu                   /s/ Irving Siegel
----------------                   ------------------
Witness                            Irving Siegel

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                                   SCHEDULE A

                             INITIAL BONUS CRITERIA

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